[LETTERHEAD OF VENABLE LLP]

November 21, 2014

Sentinel Group Funds, Inc.

One National Life Drive

Montpelier, Vermont 05604

Re:       Reorganization of the Sentinel Capital Growth Fund

and the Sentinel Growth Leaders Fund

Ladies and Gentlemen:

We have served as Maryland counsel to Sentinel Group Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with the Agreement and Plan of Reorganization, dated as of August 29, 2014 (the “Plan”), adopted by the Company to provide for the reorganization of the Sentinel Capital Growth Fund and the Sentinel Growth Leaders Fund, each a series of the Company (the “Acquired Funds”), into the Sentinel Common Stock Fund, a series of the Company (“Acquiring Fund”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.         The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.         The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3.         A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

4.         Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to the authorization and approval of the Plan and the transactions contemplated thereby, certified as of the date hereof by an officer of the Company;

5.         The Combined Prospectus/Joint Proxy Statement of the Company, dated August 29, 2014, relating to the Plan and the transactions contemplated thereby, in the form filed as part of the Registration Statement on Form N-14 (File No. 333-197716), filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended;

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6.         The Plan;

7.         A certificate executed by an officer of the Company, dated as of the date hereof; and

8.         Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

                        1.         Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                        2.         Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                        3.         Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                        4.         All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                        The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

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Sentinel Group Funds, Inc.

November 21, 2014

                        1.         The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                        2.         The issuance of shares of the Acquiring Fund (the “Shares”) under the Plan has been duly authorized and, upon issuance pursuant to the terms of the Plan and the Resolutions against payment of the consideration set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.  No stockholder of the Acquiring Fund has any preemptive right to subscribe for or purchase the Shares under the Maryland General Corporation Law or the Charter.

                        3.         Each of the Acquired Funds and the Acquiring Fund is a separate series of common stock, $.01 par value per share, of the Company.

                        4.         The consummation of the transactions contemplated by the Plan will not violate the Charter or Bylaws.

                        5.         So far as is known to us, no consent, approval, authorization or order of any Maryland court or Maryland governmental authority is required for the consummation by the Company, on behalf of the Acquired Funds or the Acquiring Fund, of the transactions contemplated in the Plan (except as may be required under securities laws of the State of Maryland, as to which no opinion is expressed), other than those consents, approvals, authorizations or orders which have been obtained, if any.

                        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  Our opinion expressed in paragraph 5 above is limited to our consideration of only those consents, approvals, authorizations or orders of Maryland courts or governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                        The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated herein.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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Sentinel Group Funds, Inc.

November 21, 2014

This opinion is being furnished to you solely for your benefit in connection with the closing under the Plan on the date hereof and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except that Sidley Austin LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the closing under the Plan) without, in each instance, our prior written consent.

                                                                                    Very truly yours,

                                                                                    /s/ Venable LLP

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